UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 N. Rocky Point Drive, Suite 420

Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

(727) 287-2800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2026, Upexi, Inc. (the "Company") held its 2026 Annual Meeting of Shareholders (the "Annual Meeting"). The following matters were submitted to a vote of the Company's shareholders at the Annual Meeting, and the voting results were as follows:

Proposal 1 — Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring at the next annual meeting of stockholders. The voting results were as follows:

Nominee	Votes For	% For	Votes Withheld	% Withheld
Allan Marshall	8,393,207	91.78%	751,336	8.22%
Andrew J. Norstrud	8,498,007	92.93%	646,536	7.07%
Gene Salkind	8,264,749	90.38%	879,794	9.62%
Lawrence Dugan	8,244,570	90.16%	899,973	9.84%
Thomas Williams	8,261,085	90.34%	883,458	9.66%

Each of the foregoing nominees received a plurality of the votes cast and was duly elected as a director of the Company.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2026. The votes cast were as follows:

Votes For	Votes Against	Abstentions
28,687,393	299,821	226,935

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Dated: June 16, 2026	/s/ Andrew J. Norstrud
Name: Andrew J. Norstrud
Title: Chief Financial Officer

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